[BROWN & WOOD LETTERHEAD]







                                      September 25, 1991



Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

Gruntal & Co., Incorporated
14 Wall Street
New York, New York 10005

               Re:    California Trust of the Municipal
                      Securities Trust, Multi-State Series 41

Gentlemen:

               You have requested our opinion as to certain California tax issues relating to the California Trust (the "California Trust") of the Municipal Securities Trust, Multi-State Series 41 (the "Trust"). Our opinion relates solely to the California tax matters described herein. It is our understanding that Berger Steingut Tarnoff & Stern has rendered an opinion of even date herewith as to federal tax matters pertaining to the Trust.

               In rendering our opinion, we have examined and relied upon, among other things, (1) the Form S-6 Registration Statement, as filed with the Securities and Exchange Commission on August 27, 1991 (the "Prospectus"), pursuant to which you will offer to a limited number of investors (the "Certificateholders") the opportunity to purchase fractional undivided interests in the Trust; (2) a copy of the Trust Indenture and Agreement, dated June 30, 1989, among Bear, Stearns & Co. Inc. and Gruntal & Co., Incorporated, as Depositors (the "Depositors"), United States Trust Company of New York, as Trustee (the "Trustee"), and Standard & Poor's Corporation, as Evaluator; (3) a draft of the Reference Trust Agreement for the Municipal Securities Trust, Multi-State Series 41, dated the date hereof, incorporating by reference the aforesaid Trust Indenture and Agreement and amending and supplementing the same (said Trust Indenture and Agreement and Reference Trust Agreement being herein referred to collectively as the "Trust Agreement"); and (4) the opinion of Berger Steingut Tarnoff & Stern of even date herewith that the Trust is not an association taxable as a corporation for federal

C/M  11939.0001 407396.1

Bear, Stearns & Co. Inc.
Gruntal & Co., Incorporated
September 25, 1991
Page 2

income tax purposes and as to certain other federal tax matters pertaining to the Trust. Except as otherwise defined herein, capitalized terms used in this opinion shall have the respective meanings ascribed to them in the Prospectus.

               The Trust consists of separate unit investment trusts designated the California Trust and other named state trusts (each trust individually referred to as a "State Trust" and collectively referred to as the "State Trusts"). Each State Trust was created under the laws of the State of New York pursuant to the Trust Agreement. Each State Trust will be administered in accordance with the Trust Agreement as a distinct entity with separate certificates, expenses, books and records.

               The Bonds deposited in the California Trust are certain interest-bearing obligations issued by or on behalf of the State of California and political subdivisions thereof. The California Trust may also include Bonds issued by the Commonwealth of Puerto Rico. The Bonds will be held by the Trustee upon the terms and conditions set forth in the Trust Agreement. You have informed us, and we have relied upon the fact that, in the opinion of bond counsel to each of the issuing governmental authorities, the interest on the Bonds held in the California Trust will be excludable from gross income for federal income tax purposes and exempt from State of California personal income taxes. We have made no independent investigation to verify the accuracy of such conclusions and we express no opinion with respect thereto.

               Under the terms and conditions of the Trust Agreement, once the original corpus of the California Trust is acquired, the California Trust will have a fixed portfolio of Bonds. The Trustee will not have the power to vary the investment of the California Trust or the power to take advantage of market variations to improve a Certificateholder's investment. The Trustee will have no discretion to retain and reinvest the income or principal of the California Trust, although Certificateholders receiving semi-annual and annual distributions may elect to reinvest interest and principal distributions under a reinvestment plan provided for by the Depositors.

               Based on the foregoing, under existing California law applicable to individuals who are California residents, we are of the opinion that:

              1. The California Trust will not be an association taxable as a corporation, and the income of the California Trust will be treated as the income of the Certificateholders.

C/M  11939.0001 407396.1

Bear, Stearns & Co. Inc.
Gruntal & Co., Incorporated
September 25, 1991
Page 3

Accordingly, interest on Bonds received by the California Trust that is exempt from personal income taxes imposed by or under the authority of the State of California will retain its status as interest exempt from California personal income taxes when distributed to Certificateholders.

               2. Each Certificateholder in the California Trust will recognize gain or loss when the California Trust disposes of a Bond (whether by sale, exchange, redemption or payment at maturity) or upon the Certificateholder's sale or other disposition of a Unit. The amount of gain or loss for California income tax purposes will generally be calculated pursuant to the Internal Revenue Code of 1986, as amended, certain provisions of which are incorporated by reference under California law. As a result, a Certificateholder may incur tax liability upon the sale or other disposition of a Bond by the California Trust or upon the sale or other disposition of his or her Unit.

               We hereby consent to the filing of this opinion as an exhibit to a Registration Statement under the Securities Act of 1933, as amended, covering the issuance of Units in the California Trust, and to the reference to our firm in such Registration Statement and the Prospectus included therein.

                                            Very truly yours,



C/M  11939.0001 407396.1

                                   [BROWN & WOOD LETTERHEAD]




                                       November 19, 1992





Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

Gruntal & Co., Incorporated
14 Wall Street
New York, New York 10005


               Re:    California Trust of the Municipal
                      Securities Trust, Multi-State Series 42

Gentlemen:

               You have requested our opinion as to certain California tax issues relating to the California Trust (the "California Trust") of the Municipal Securities Trust, Multi-State Series 42 (the "Trust"). Our opinion relates solely to the California tax matters described herein. It is our understanding that Berger Steingut Tarnoff & Stern has rendered an opinion of even date herewith as to federal tax matters pertaining to the Trust.

               In rendering our opinion, we have examined and relied upon, among other things, (1) the Form S-6 Registration Statement, as filed with the Securities and Exchange Commission on October 28, 1992 (the "Prospectus"), pursuant to which you will offer to a limited number of investors (the "Certificateholders") the opportunity to purchase fractional undivided interests in the Trust; (2) a copy of the Trust Indenture and Agreement, dated June 30, 1989, among Bear, Stearns & Co. Inc. and Gruntal & Co., Incorporated, as Depositors (the "Depositors"), United States Trust Company of New York, as Trustee (the "Trustee"), and Standard & Poor's Corporation, as Evaluator; (3) a draft of the Reference Trust Agreement for the Municipal Securities Trust, Multi-State Series 42, dated the date hereof, incorporating by reference the aforesaid Trust Indenture and Agreement and amending and supplementing the same (said Trust Indenture and Agreement and Reference Trust Agreement being herein referred to collectively as the "Trust Agreement"); and (4) the opinion of Berger Steingut Tarnoff & Stern of even date herewith that the Trust is not an association taxable as a

C/M  11939.0001 407396.1

Bear, Stearns & Co. Inc.
Gruntal & Co., Incorporated
November 19, 1992
Page 5

corporation for federal income tax purposes and as to certain other federal tax matters pertaining to the Trust. Except as otherwise defined herein, capitalized terms used in this opinion shall have the respective meanings ascribed to them in the Prospectus.

               The Trust consists of separate unit investment trusts designated the California Trust and other named state trusts (each trust individually referred to as a "State Trust" and collectively referred to as the "State Trusts"). Each State Trust was created under the laws of the State of New York pursuant to the Trust Agreement. Each State Trust will be administered in accordance with the Trust Agreement as a distinct entity with separate certificates, expenses, books and records.

               The Bonds deposited in the California Trust are certain interest-bearing obligations issued by or on behalf of the State of California and political subdivisions thereof. The California Trust may also include Bonds issued by the Commonwealth of Puerto Rico. The Bonds will be held by the Trustee upon the terms and conditions set forth in the Trust Agreement. You have informed its, and we have relied upon the fact that, in the opinion of bond counsel to each of the issuing governmental authorities, the interest on the Bonds held in the California Trust will be excludable from gross income for federal income tax purposes and exempt from State of California personal income taxes. We have made into independent investigation to verify the accuracy of such conclusions and we express no opinion with respect thereto.

               Under the terms and conditions of the Trust Agreement, once the original corpus of the California Trust is acquired, the California Trust will have a fixed portfolio of Bonds. The Trustee will not have the power to vary the investment of the California Trust or the power to take advantage of market variations to improve a Certificateholder's investment. The Trustee will have no discretion to retain and reinvest the income or principal of the California Trust, although Certificateholders receiving semi-annual and annual distributions may elect to reinvest interest and principal distributions under a reinvestment plan provided for by the Depositors.

               Based on the foregoing, under existing California law applicable to individuals who are California residents, we are of the opinion that:

              1. The California Trust will not be an association taxable as a corporation, and the income of the California Trust

C/M  11939.0001 407396.1

Bear, Stearns & Co. Inc.
Gruntal & Co., Incorporated
November 19, 1992
Page 6

will be treated as the income of the Certificateholders. Accordingly, interest on Bonds received by the California Trust that is exempt from personal income taxes imposed by or under the authority of the State of California will retain its status as interest exempt from California personal income taxes distributed to Certificateholders.

               2. Each Certificateholder in the California Trust will recognize gain or loss when the California Trust disposes of a Bond (whether by sale, exchange, redemption or payment at maturity) or upon the Certificateholder's sale or other disposition of a Unit. As a result, a Certificateholder may incur tax liability upon the sale or other disposition of a Bond by the California Trust or upon the sale or other disposition of his or her Unit. The amount of gain or loss for California income tax purposes will generally be calculated pursuant to the Internal Revenue Code of 1986, as amended, certain provisions of which are incorporated by reference under California law.

               We hereby consent to the filing of this opinion as an exhibit to a Registration Statement under the Securities Act of 1933, as amended, covering the issuance of Units in the California Trust, and to the reference to our firm in such Registration Statement and the Prospectus included therein.

                                            Very truly yours,

C/M  11939.0001 407396.1